                                                                    EX-99(17)(i)

           Please fold and detach card at perforation before mailing.
--------------------------------------------------------------------------------

                                             Form of Voting Instructions Card
Insurance Company Name Prints Here           Franklin Technology Securities Fund


                  Special Meeting of Shareholders To Be Held On
                                February 26, 2003

THESE VOTING INSTRUCTIONS ARE REQUESTED BY THE ABOVE-NAMED INSURANCE COMPANY IN CONNECTION WITH A SOLICITATION OF PROXIES BY THE TRUSTEES OF FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST (THE TRUST) ON BEHALF OF ITS SERIES FRANKLIN TECHNOLOGY SECURITIES FUND (TECHNOLOGY).

This Voting Instruction Card, if properly executed, will be voted by your insurance company in the manner directed by you. If this voting instruction card is executed and no direction is made, this voting instruction card will be voted FOR the proposal and, in the discretion of the insurance company, upon such other business as may properly come before the Special Meeting.

By signing below, I instruct the insurance company to vote the shares of Technology related to my contract at the special meeting of shareholders (Meeting) to be held at One Franklin Parkway, San Mateo, California 94404-1906, at 11:00 a.m. Pacific time, February 26, 2003, and any adjournment of the Meeting as indicated on the reverse side of this card.

                                Date: _________________________

                                ____________________________________________


                                ____________________________________________
                                Signature(s):
                                If a contract is held jointly, each contract owner should sign. If only one signs, it will be binding. If a contract owner is a business entity, please indicate the title of the person signing.

           Please fold and detach card at perforation before mailing.
--------------------------------------------------------------------------------


 Please fill in box(es) as shown using black or blue ink or number 2 pencil. [X]
                       PLEASE DO NOT USE FINE POINT PENS.

Proposal 1.                           FOR          AGAINST       ABSTAIN
                                      [_]          [_]           [_]


To approve a Plan of Reorganization involving Technology and Franklin Small Cap Fund (Small Cap) another series of the Trust, under which the following will occur:

..  The acquisition of the assets of Technology by Small Cap in exchange for shares of Small Cap.
..  The distribution of such shares to the shareholders of Technology.
..  The liquidation and dissolution of Technology.

This is described more fully in the Prospectus and Proxy Statement

Other Business                        GRANT        WITHHOLD      ABSTAIN
                                      [_]          [_]           [_]


              To vote upon any other business which may be legally presented at the Meeting or any adjournment thereof.

  PLEASE BE SURE TO DATE AND SIGN YOUR VOTING INSTRUCTION ON THE REVERSE SIDE.